As filed with the Securities and Exchange Commission on October 1, 1998.

                                                      Registration No. 333-





                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                  ------------

                                  IDACORP, INC.

             (Exact name of registrant as specified in its charter)

                 Idaho                                          82-0505802
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

                 1221 West Idaho Street, Boise, Idaho 83702-5627
           (Address of principal executive office, including zip code)
                               ------------------


                           1994 Restricted Stock Plan
                            (Full title of the plan)
                               ------------------





        Joseph W. Marshall                            J. LaMont Keen
    Chairman of the Board and            Vice President, Chief Financial Officer
     Chief Executive Officer                          and Treasurer
          IDACORP, Inc.                               IDACORP, Inc.
      1221 West Idaho Street                      1221 West Idaho Street
     Boise, Idaho 83702-5627                     Boise, Idaho 83702-5627
           208-388-2200                                208-388-2200

     Robert W. Stahman, Esq.                  Elizabeth W. Powers, Esq.
 Vice President, General Counsel                LeBoeuf, Lamb, Greene
         and Secretary                             & MacRae, L.L.P.
          IDACORP, Inc.                          125 West 55th Street
      1221 West Idaho Street                   New York, New York 10019
     Boise, Idaho 83702-5627                         212-424-8000
           208-388-2200

         (Names, addresses and telephone numbers, including area codes, of agents for service)


                               ------------------

                         CALCULATION OF REGISTRATION FEE


         Title of each                                 Proposed maximum       Proposed maximum
      class of securities          Amount to be         offering price       aggregate offering          Amount of
      to be registered(1)          registered(2)         per share(3)             price(3)           registration fee

Common Stock, without par value       314 ,114              $32.625              $10,247,969               $3024
                                      shares
- -------------------------------  ----------------- ----------------------- -----------------------  -------------------
Preferred Share Purchase Rights       314,114               ------                 ------                ------(1)
                                      rights
===============================  ================= ======================= =======================  ===================

(1) Each share of Common Stock will have associated with it one right to purchase one one-hundredth of a share of the Company's preferred stock at a stipulated price in certain circumstances. No separate consideration will be received for the Preferred Share Purchase Rights.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3) Determined on the basis of the average of the high and low sale prices for Idaho Power Company common stock on September 24, 1998, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

================================================================================
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference:

     1. Idaho Power Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. Idaho Power Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     3. Idaho Power Company's Current Report on Form 8-K, dated October 1, 1998.

     4. The description of IDACORP's Common Stock contained in the Proxy Statement and Prospectus and Registration Statement on Form S-4, File No. 333-48031.

     5. The description of the Preferred Share Purchase Rights contained in IDACORP's Registration Statement on Form 8-A, dated September 15, 1998.

     6. IDACORP's Current Reports on Form 8-K, dated September 15, 1998 and October 1, 1998.

     All documents filed by IDACORP under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before IDACORP files a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold, shall be incorporated by reference and will be a part of this filing from the date that document was filed.

Item 5.  Interests of Named Experts and Counsel.

     Robert W. Stahman, Esq., Vice President, General Counsel and Secretary of the Company, and LeBoeuf, Lamb, Greene & MacRae, L.L.P. have given their opinions on the legality of the Common Stock and the Preferred Share Purchase Rights of the IDACORP offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae, L.L.P. relied upon the opinion of Mr. Stahman as to matters of Idaho law.

     As of October 1, 1998, Mr. Stahman owned 17,459 shares of IDACORP Common Stock.

Item 6.  Indemnification of Officers and Directors.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act (the "Act") provide for indemnification of the Company's directors and officers in a variety of circumstances.

     Article VIII of the Company's Restated Articles of Incorporation provides that the Company shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article VI of the Amended Bylaws of the Company provides that the Company shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that the Company may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     The Company has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, the Company intends to enter into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.  Exhibits.


Exhibit     File Number          As Exhibit

*2          333-48031            2             -Agreement and Plan of Exchange,
                                               dated as of February 2, 1998.

*3(a)       333-48031            3(a)          -Restated Articles of
                                               Incorporation of IDACORP, Inc.

*3(b)       333-00139            3(b)          -Articles of Amendment to
                                               Restated Articles of
                                               Incorporation creating A Series
                                               Preferred Stock, without par
                                               value, as filed with the
                                               Secretary of State of Idaho on
                                               September 17, 1998.

*3(c)       333-48031            3(c)          -Amended Bylaws of IDACORP,
                                               Inc., as of September 10, 1998.

*3(d)       33-56071             3(d)          -Articles of Share Exchange, as
                                               filed with the Secretary of
                                               State of Idaho on September 29,
                                               1998.

Exhibit     File Number          As Exhibit

*4          Form 8-K             4             -Rights Agreement, dated as of
            dated                              September 10, 1998, between
            September 15,                      IDACORP, Inc. and The Bank of
            1998                               New York, as Rights Agent.

5(a)                                           -Opinion and consent of Robert
                                               W. Stahman, Esq.

5(b)                                           -Opinion and consent of LeBoeuf,
                                               Lamb, Greene & MacRae, L.L.P.

15 -Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                             -Consent of Deloitte & Touche
                                                LLP.

24                                             -Power of Attorney (included on
                                                 the signature page hereof).

- ------------------------------------

*Previously filed and incorporated herein by reference.

Item 9.  Undertakings.

   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the

   Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


     Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named in the Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 30th day of September, 1998.


                                        IDACORP, Inc.


                                        By /s/ Joseph W. Marshall
                                           Joseph W. Marshall
                                           Chairman of the Board
                                           and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                        Date


/s/Joseph W. Marshall            Chairman of the              September 30, 1998
(Joseph W. Marshall)             Board and Chief
                                 Executive Officer

/s/Jan B. Packwood               President, Chief             September 30, 1998
(Jan B. Packwood)                Operating Officer
                                 and Director

Signature                        Title                        Date

/s/J. LaMont Keen                Vice President,              September 30, 1998
(J. LaMont Keen)                 Chief Financial
                                 Officer and Treasurer
                                 (Principal Financial
                                 and Accounting Officer)

                                 Director
(Robert D. Bolinder)

/s/Roger L. Breezley             Director                     September 30, 1998
(Roger L. Breezley)

                                 Director
(John B. Carley)

/s/Peter T. Johnson              Director                     September 30, 1998
(Peter T. Johnson)

                                 Director
(Jack K. Lemley)

/s/Evelyn Loveless               Director                     September 30, 1998
(Evelyn Loveless)

/s/Jon H. Miller                 Director                     September 30, 1998
(Jon H. Miller)

/s/Peter S. O'Neill              Director                     September 30, 1998
(Peter S. O'Neill)

/s/Gene C. Rose                  Director                     September 30, 1998
(Gene C. Rose)

/s/Phil Soulen                   Director                     September 30, 1998
(Phil Soulen)

                                  EXHIBIT INDEX


Exhibit      File Number            As Exhibit                              Page

*2           333-48031              2           -Agreement and Plan of
                                                Exchange, dated as of
                                                February 2, 1998.

*3(a)        333-48031              3(a)        -Restated Articles of
                                                Incorporation of
                                                IDACORP, Inc.

*3(b)        333-00139              3(b)        -Articles of Amendment
                                                to Restated Articles of
                                                Incorporation creating
                                                A Series Preferred
                                                Stock, without par
                                                value, as filed with
                                                the Secretary of State
                                                of Idaho on
                                                September 17, 1998.

*3(c)        333-48031              3(c)        -Amended Bylaws of
                                                IDACORP, Inc., as of
                                                September 10, 1998.

*3(d)        33-56071               3(d)        -Articles of Share
                                                Exchange,  as  filed
                                                with  the  Secretary
                                                of State of Idaho on
                                                September 29, 1998.

*4           Form 8-K               4           -Rights Agreement,
             dated                              dated as of
             September 15,                      September 10, 1998,
             1998                               between IDACORP, Inc.
                                                and The Bank of New
                                                York, as Rights Agent.

5(a)                                            -Opinion and consent of
                                                Robert W. Stahman, Esq.

5(b)                                            -Opinion and consent of
                                                LeBoeuf, Lamb, Greene &
                                                MacRae, L.L.P.

15 -Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                              -Consent of Deloitte &
                                                Touche LLP.

Exhibit      File Number            As Exhibit                              Page
24                                              -Power of Attorney
                                                (included on the
                                                signature page hereof).

- ------------------------------------

*Previously filed and incorporated herein by reference.